UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 27, 2006

EQUITABLE RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On October 27, 2006, Equitable Resources, Inc. (the “Company”) entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”), among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and a Letter of Credit Issuer, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Houston Agency, Citibank, N.A., and PNC Bank, National Association, as Co-Documentation Agents, and the other lender parties thereto (together, the “Lenders”).  The Revolving Credit Agreement replaced the existing Revolving Credit Agreement (the “Prior Revolving Credit Agreement”) dated as of August 11, 2005, among Bank of America, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C Issuer, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Houston Agency, Citibank, N.A. and PNC Bank, National Association, as Co-Documentation Agents and the other agents and lenders parties thereto, which agreement was scheduled to expire on August 10, 2010 and was terminated simultaneously with the closing of the Revolving Credit Agreement.  The terms and conditions of the Revolving Credit Facility are substantially the same as the Prior Revolving Credit Agreement, except for:

(i)                                     an increase in the borrowing capacity from $1,000,000,000 to $1,500,000,000,

(ii)                                  an extension in the maximum term of the facility,

(iii)                               a decrease in the applicable fees and interest rates,

(iv)                              adjustments to allow for a corporate restructuring (described below) and for the issuance of hybrid equity securities,

(v)                                 an increase in borrowing capacity under the swing line of credit subfacility from $25,000,000 to $150,000,000,

(vi)                              increases in materiality thresholds for certain covenants,

(vii)                           the deletion of provisions specific to the Company’s Noresco segment or its ownership of shares of Kerr-McGee Corporation, both of which were sold in 2005.

The increase in capacity is in anticipation of the Company’s pending acquisition of The Peoples Natural Gas Company and Hope Gas, Inc. from Consolidated Natural Gas Company, a wholly-owned subsidiary of Dominion Resources, Inc. (the “Peoples/Hope Acquisition”).

The Revolving Credit Agreement has a maturity date of October 25, 2007 (the “Stated Maturity Date”), but provides for the extension of the Stated Maturity Date to October 26, 2011 upon the satisfaction of certain requirements relating to approval of the facility by the Pennsylvania Public Utility Commission or a determination that such approval is no longer necessary because the corporate restructuring has been completed.  Additionally, the Company may request two one-year extensions of the Stated Maturity Date.

Under the terms of the Revolving Credit Agreement, the Company can obtain loans, which are Base Rate Loans or Fixed Period Eurodollar Rate Loans.  Base Rate Loans are denominated in dollars and bear interest at a base rate.  Fixed Period Eurodollar Rate Loans bear interest at a Eurodollar Rate plus a margin determined on the basis of the Company’s then current credit rating.  The Company is obligated to repay the aggregate principal amount of any outstanding Base Rate or Eurodollar Rate Loans on the earlier of the Stated Maturity Date or the effective date of any other termination, cancellation or acceleration of the Lenders’ commitments under the Revolving Credit Agreement.  The Company may voluntarily prepay its borrowings, in whole or in part, without premium or penalty, but subject to reimbursement of funding losses with respect to prepayment of Eurodollar Rate Loans.

The proceeds of the loans made under the Revolving Credit Agreement may be used by the Company: (i) for repayment of borrowings under the Prior Revolving Credit Agreement, (ii) for working capital, capital expenditures, share repurchases and other lawful corporate purposes, and (iii) as support for the Company’s commercial paper program.

The Revolving Credit Agreement contains representations and warranties and various affirmative and negative covenants believed to be customary, including (i) a restriction on the ability of the Company or its subsidiaries to incur or permit liens on assets, (ii) the establishment of a maximum ratio of adjusted consolidated debt to adjusted total capital such that adjusted consolidated debt shall at no time exceed (A) during any period other than the Acquisition Period (as defined below), 65% of adjusted total capital or (B) during the Acquisition Period, 70% of adjusted total capital, (iii) a limitation on certain changes to the Company’s business, and (iv) certain restrictions related to mergers or acquisitions.  “Acquisition Period” means the period beginning with the funding of the purchase price for the Peoples/Hope Acquisition and ending on the first fiscal quarter end at least 365 days after the funding of such purchase price.

The Revolving Credit Agreement permits the Company to implement a holding company restructuring pursuant to either of two alternatives, each of which requires regulatory approval from the Pennsylvania Public Utility Commission and the Public Service Commission of West Virginia.  First, the regulatory filings will likely seek approval of the formation of a new parent holding company by way of the Company merging with an indirect second-tier subsidiary in a share exchange transaction.   Following the merger, the assets and liabilities of the Company that do not relate to the Equitable Gas business will be distributed up to the new parent and the Equitable Gas business will be transferred to Equitable Utilities.   Second, the Company could instead implement the restructuring through the transfer, or “drop-down,” of the assets and liabilities of the Equitable Gas business to a newly-formed subsidiary and the subsequent transfer of that subsidiary to Equitable Utilities.  The ultimate steps taken to accomplish the restructuring are dependent upon which of the two alternatives is the more cost effective.  If the second option becomes more economically viable than the first option, the Company may pursue the asset drop-down approach.   Neither of the restructuring alternatives requires any shareholder approvals.

The foregoing description of the Revolving Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Revolving Credit Agreement and the transactions contemplated by the Revolving Credit Agreement.  The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the Revolving Credit Agreement, which is attached hereto as Exhibit 10.1.

Forward-Looking Statements

Statements in this Form 8-K that relate to the plans of the Company to seek approval for a corporate restructuring and the results of any such restructuring are forward-looking.  A variety of factors could cause the Company’s actual results to differ materially from the anticipated results.  The risks and uncertainties that may affect the results of the Company’s forward-looking statements include, but are not limited to those set forth under Item 1A, “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2005.

Item 1.02.  Termination of a Material Definitive Agreement.

On October 27, 2006, the Company terminated without penalty its Prior Revolving Credit Agreement as described in Item 1.01 above.

Item 9.01.              Financial Statements and Exhibits.

(c)       Exhibits

10.1                                                   Revolving Credit Agreement, dated as of October 27, 2006, among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and a Letter of Credit Issuer, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Houston Agency, Citibank, N.A., and PNC Bank, National Association, as Co-Documentation Agents, and the other lender parties thereto.   Schedules (or similar attachments) to the Revolving Credit Agreement are not filed. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

By:	/s/ Philip P. Conti
Philip P. Conti
Vice President and Chief Financial Officer

Date: October 27, 2006

EXHIBIT INDEX

Exhibit No.	Document Description

10.1

Revolving Credit Agreement, dated as of October 27, 2006, among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and a Letter of Credit Issuer, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Houston Agency, Citibank, N.A., and PNC Bank, National Association, as Co-Documentation Agents, and the other lender parties thereto.